Exhibit 4.1

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#
COMMON STOCK
PAR VALUE $0.01
COMMON STOCK
Certificate Number
ZQ00000000
VICI PROPERTIES INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
Shares
* * 000000 ******************
* * * 000000 ***************** **** 000000 **************** ***** 000000 *************** ****** 000000 **************
THIS CERTIFIES THAT
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 925652 10 9
** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. MR. Alexander David SAMPLE Sample **** Mr. Alexander David &Sample MRS. **** Mr. Alexander SAMPLE David Sample **** Mr. Alexander & David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander MR. David Sample SAMPLE **** Mr. Alexander David Sample **** &Mr. Alexander MRS. David Sample SAMPLE **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Sample **** Mr. Sample
is the owner of
**000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares**** 000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000
**Shares****000000**Shares****0 00000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****
000000**Shares****000000**Shares****00 ***ZERO HUNDRED THOUSAND 0000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000
**Shares****000000**Shares****000 000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000
**Shares****000000**Shares****0000 00**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****00000 0**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000 ZERO HUNDRED AND ZERO*** **Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000* *Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000** Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**S
THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER
AGENT, AVAILABLE ONLINE AT www.computershare.com
FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
VICI Properties Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
FACSIMILE SIGNATURE TO COME
President
FACSIMILE SIGNATURE TO COME
Secretary
DATED DD-MMM-YYYY
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,
By
AUTHORIZED SIGNATURE
1234567
CORPORATE
seal
DATE
MARYLAND
VICI Properties Inc.
PO BOX 43004, Providence, RI 02940-3004
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4
CUSIP XXXXXX XX X Holder ID XXXXXXXXXX
Insurance Value 1,000,000.00 Number of Shares 123456
DTC 12345678 123456789012345
Certificate Numbers Num/No. Denom. Total
1234567890/1234567890 1 1 1 1234567890/1234567890 2 2 2 1234567890/1234567890 3 3 3 1234567890/1234567890 4 4 4 1234567890/1234567890 5 5 5 1234567890/1234567890 6 6 6
Total Transaction 7

VICI PROPERTIES INC.

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE COMPANY, A COPY OF WHICH, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY'S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE COMPANY'S CAPITAL STOCK IN EXCESS OF 9.8% (IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE AGGREGATE OUTSTANDING SHARES OF ANY SUCH CLASS OR SERIES OF THE COMPANY'S CAPITAL STOCK UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE COMPANY BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE SHARES BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH OWNERSHIP CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. ATTEMPTED TRANSFERS OF OWNERSHIP IN VIOLATION OF THESE RESTRICTIONS SHALL BE NULL AND VOID AB INITIO. IN ADDITION, IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE NULL AND VOID AB INITIO. ALL TERMS USED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE.

THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- .... Custodian (until age ....) (Cust)
			.... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

______________________________ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________ Attorney

to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated: ______________________ 20______

Signature: ______________________

Signature: ______________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

1534297